UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 29, 2020
DENNY’S CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-18051	13-3487402
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

203 East Main Street
Spartanburg, South Carolina 29319-0001
(Address of principal executive offices)
(Zip Code)

(864) 597-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
$.01 Par Value, Common Stock	DENN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 29, 2020, the board of directors of Denny’s Corporation (the “Company”) approved the following executive officer changes to be effective as of February 6, 2020: (i) F. Mark Wolfinger, currently the Company's Executive Vice President, Chief Administrative Officer and Chief Financial Officer, will succeed John C. Miller as the President of the Company, with Mr. Miller continuing in his role as the Company’s Chief Executive Officer, in which capacity he will remain the Company’s principal executive officer; and (ii) Robert P. Verostek, currently the Company's Senior Vice President, Finance, will succeed Mr. Wolfinger as the Company’s Chief Financial Officer and will hold the position of Senior Vice President, Chief Financial Officer, in which capacity Mr. Verostek will be the Company’s principal financial officer.

Mr. Miller, age 64, has been Chief Executive Officer and President since February 2011. Prior to joining the Company, he served as Chief Executive Officer and President of Taco Bueno Restaurants, Inc. (an operator and franchisor of quick service Mexican eateries) from 2005 to February 2011. Mr. Wolfinger, age 64, has been Executive Vice President and Chief Administrative Officer since April 2008 and Chief Financial Officer since September 2005. He previously served as Executive Vice President, Growth Initiatives from October 2006 to April 2008. Mr. Verostek, age 48, has been Senior Vice President, Finance since October 2016. He previously served as Vice President, Financial Planning & Analysis and Investor Relations from January 2012 to October 2016.

During the Company’s last completed fiscal year, there have been no related party transactions that have occurred or relationships that have existed between the Company and Mr. Miller, Mr. Wolfinger, Mr. Verostek or their respective immediate family members that require disclosure under SEC regulations.

In connection with his new position, Mr. Verostek will receive an annual base salary of $375,000 and will be eligible to participate in the Company’s annual Corporate Incentive Plan (CIP) and 2020 Long-Term Incentive Plan (LTIP). Mr. Verostek’s target incentive opportunity for the 2020 CIP will be 70% of his base salary earned during the 2020 fiscal year. His 2020 LTIP target grant value will be 100% of his base salary. There were no material changes to the total compensation for Mr. Miller or Wolfinger as a result of these position changes.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

See the Exhibit Index below, which is incorporated by reference herein.

EXHIBIT INDEX

Exhibit number	Description
99.1	Press release issued by Denny's Corporation on February 4, 2020.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Denny's Corporation

Date: February 4, 2020	/s/ F. Mark Wolfinger
F. Mark Wolfinger
Executive Vice President,
Chief Administrative Officer and
Chief Financial Officer